UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

November 18, 2022

BLACK KNIGHT, INC.

(Exact name of Registrant as Specified in its Charter)

001-37394

(Commission File Number)

Delaware	81-5265638
(State or Other Jurisdiction of	(IRS Employer Identification Number)
Incorporation or Organization)

601 Riverside Avenue

Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-5100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	BKI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure

On November 18, 2022, Black Knight, Inc. (“Black Knight”) issued a press release announcing that it has entered into a definitive transaction agreement to sell its TitlePoint line of business (“TitlePoint”) to an affiliate of Fidelity National Financial, Inc. (“FNF”) for $225 million in cash, subject to a customary working capital adjustment as set forth in the definitive transaction agreement.

In connection with the contribution of Property Insight, LLC, which included TitlePoint, by affiliates of FNF to an affiliate of Black Knight, pursuant to an agreement entered into among affiliates of Black Knight and FNF in 2014, Black Knight had previously granted FNF a right to repurchase the entity that previously held the TitlePoint business in the event of a change in control of Black Knight. In connection with the pending acquisition of Black Knight by Intercontinental Exchange, Inc. (“ICE”), FNF notified Black Knight of its desire to repurchase TitlePoint. The sale of TitlePoint is not conditioned on the completion of ICE’s acquisition of Black Knight.

The completion of the TitlePoint transaction is subject to customary closing conditions and is expected to close in December 2022. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

For the nine months ended September 30, 2022, Revenues, Earnings before interest, tax, depreciation and amortization (“EBITDA”) and Operating income related to Black Knight’s TitlePoint line of business were approximately $31.2 million, $15.6 million and $14.0 million, respectively. For the three months ended September 30, 2022, Revenues related to Black Knight’s TitlePoint line of business were approximately $10.1 million, which includes revenues of $7.2 million that were more sensitive to fluctuations in home buying activity and origination volumes. Revenues, EBITDA and Operating income are presented in conformity with Accounting Standards Codification Topic 280, Segment Reporting. For this reason, these measures are excluded from the definition of non-GAAP financial measures under the Securities and Exchange Commission’s Regulation G and Item 10(e) of Regulation S-K.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description
99.1	Press release dated November 18, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight, Inc.

Date:	November 21, 2022	By:	/s/ Kirk T. Larsen
			Name:	Kirk T. Larsen
			Title:	President and Chief Financial Officer